Exhibit 10.16

On July1, 2011 the Compensation Committee of Heritage Financial Group, Inc. granted awards to the directors and executive officers of the Registrant and the directors of the Registrant’s wholly owned subsidiary, HeritageBank of the South (“Bank”) as follows:

		Awards Granted(1)
Name	Positions at registrant and Bank	Tandem Stock Options/Stock Appreciation Rights(2)	Tandem Restricted Stock/Restricted Share Units

Antone D. Lehr	Chairman and Director of Registrant and Bank	20,480	8,190
Joseph C. Burger, Jr.	Vice Chairman and Director of Registrant and Bank	20,480	8,190
O. Leonard Dorminey	President and Chief Executive Officer of Registrant, Chief Executive Officer of Bank and Director of Registrant and Bank	100,000	40,000
J. Keith Land	Director of Registrant	20,480	8,190
Douglas J. McGinley	Director of Registrant and Bank	20,480	8,190
Carol W. Slappey	Executive Vice President and Chief Retail Administrative Officer of Registrant, President, Albany Region of Bank and Director of Registrant and Bank	50,000	20,000
J. Lee Stanley	Director of Registrant	20,480	8,190
J. Edward Cassity	Director of Bank	4,355	1,740
James H. Moore, III	Director of Bank	8,575	3,430
Hubert F. Scott, Jr.	Director of Bank	1,345	535
Fred F. Sharpe	Director of Bank	6,195	2,475
T. Heath Fountain	Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Registrant and Bank	20,000	1,600
O. Mitchell Smith	Executive Vice President and Chief Credit Officer of Registrant and Bank	12,500	1,000
David A. Durland	Executive Vice President and Chief Banking Officer of Registrant and Bank	12,500	1,000
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(1)	All awards vest in five equal installments annually beginning July 1, 2012.
(2)	The exercise price is $11.94

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